Exhibit 10.6

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into effective as of the      day of March 2012 (the “Effective Date”), by and among Trans Energy, Inc., a Nevada corporation (“Trans Energy”), and American Shale Development, Inc., a Delaware corporation (“American”).

RECITALS

A. Trans Energy owns the Properties (defined below).

B. American is a wholly-owned subsidiary of Trans Energy.

C. Trans Energy desires to contribute the Properties to American, and American is willing to acquire and accept such Properties.

D. In consideration of the contribution by Trans Energy of the Properties, Trans Energy will acquire all of the outstanding shares of American’s common stock, par value of $0.01 per share (the “Stock”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

CONTRIBUTION

Section 1.1 Contribution.

Upon and subject to the terms, conditions, representations and warranties set forth in this Agreement, effective upon the Effective Date, (i) Trans Energy shall contribute, transfer and deliver to American, and American shall accept from Trans Energy, all of Trans Energy’s right, title and interest in and to the Properties, less and except the Excluded Items (as hereinafter defined) and (ii) American shall issue to Trans Energy the Shares.

Section 1.2 Properties.

As used herein, the term “Properties” means, subject to the terms and conditions of this Agreement, the following:

(a) Each oil, gas and mineral lease described on Exhibit “A” hereto insofar and only insofar as such leases cover and pertain to all depths below the top of the Rhinestreet Formation, defined as that geological formation or it stratigraphic equivalent at 6,682 feet subsurface as depicted on the Baker Hughes, Inc. Compensated Z-Densilog, Compensated Neutron Log, Digital Spectralog, Gamma Ray Log, Caliper Log, dated January 23, 2010 as measured from the rig Kelly bushing at 1,518 feet (elevation) for the Trans Energy, Inc. – Whipkey #2H Well API #47-051-01320 in Marshall County, Texas (the “Leases”);

(b) All producing, non-producing, shut-in and abandoned oil and gas wells, salt water disposal wells and injection wells located on the Leases, including the wells described in Exhibit “B” attached hereto (the “Wells”);

(c) All gathering lines, flowlines and pipelines connected to the Wells or located on the lands covered by the Leases, and all other personal property, equipment, fixtures, and improvements located on and appurtenant to the Leases and lands covered thereby or elsewhere insofar as they are used, held for use or obtained in connection with the operation of the Leases, the lands covered by the Leases or the Wells or relate to the production, treatment, sale, or disposal of oil, gas, natural gas liquids, condensate and related hydrocarbons or water produced from the Leases, the lands covered by the Leases or the Wells or attributable thereto;

(d) All presently existing unitization, pooling and/or communitization agreements, declarations or designations and statutorily, judicially or administratively created drilling, spacing and/or production units, whether recorded or unrecorded, insofar as the same are attributable or allocated to any Lease or Well, and all of the Trans Energy’s interest in and to the properties covered or units created thereby which are attributable to any Lease or Well;

(e) All presently existing oil, casinghead gas and gas sales agreements, operating agreements, farmout and farmin agreements, pooling agreements, purchase agreements, exploration agreements, area of mutual interest agreements, exchange and processing contracts and agreements, partnership and joint venture agreements and any other contracts, agreements and instruments insofar as the above agreements cover, are attributable to or relate to Trans Energy’s interests in the Leases, Wells or any interests pooled or unitized with any Lease or other Properties, including those contracts and agreements (collectively, the “Contracts”) described on Exhibit “C” attached hereto;

(f) All oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, “Hydrocarbons”) in, on, under or produced from any Lease, Well or any interests pooled or unitized with any Lease from and after the Effective Date;

(g) All easements, permits, licenses, servitudes, rights of way, surface use agreements, and all other rights and appurtenances situated on or used in connection with any Lease, Well or any interests pooled or unitized with any Lease;

(h) To the extent the same are assignable or transferable, and further to the extent the same are related to any of the Properties, all of the Trans Energy’s interests in and to all orders, licenses, authorizations, permits and similar rights and interests, subject to the rights of third parties;

(i) All files, records and data (including electronic data), including lease files, land files, abstracts, title files (including title opinions), and other information in the possession of the Trans Energy or its affiliates or copies thereof specifically related to any Lease, Well or other Property, and all rights relating thereto.

Section 1.3 Excluded Items.

Notwithstanding the foregoing, the Properties shall not include, and there is excepted, reserved and excluded from the transaction contemplated hereby the following (collectively, the “Excluded Items”):

(a) All formation documents, resolutions and similar governance documents of Trans Energy;

(b) Any existing or future refund of taxes or expenses borne by Trans Energy or Trans Energy’s predecessors in title attributable to the period prior to the Effective Date unless the Assignee is responsible for any liability relating to such costs, taxes or expenses;

(c) All rights and interests of Trans Energy (i) under any policy or agreement of insurance or indemnity (including, without limitation, any rights, claims or causes of action of Trans Energy against third parties under any indemnities or hold harmless agreements and any indemnities received in connection with Trans Energy’s prior acquisition of any of the Properties) to the extent and only to the extent such rights and interests relate to the ownership of the Properties prior to the Effective Date; or (ii) under any bond;

(d) All audit rights arising under any of the applicable Contracts or otherwise with respect to the Properties and any period prior to the Effective Date or to any of the Excluded Items;

(e) All claims of Trans Energy for refunds with respect to (i) any taxes attributable to any period prior to the Effective Date, (ii) income taxes or franchise taxes or (iii) any taxes attributable to the Excluded Items;

(f) All documents and instruments of Trans Energy that may be protected by an attorney-client privilege, and all data that cannot be disclosed to Assignee as a result of confidentiality arrangements under agreements with third parties;

(g) Any personal property and equipment necessary for Trans Energy in Trans Energy’s capacity as Contract Operator under that certain Contract Operator Agreement of even date herewith by and between Trans Energy and Republic Energy Operating, LLC;

(h) The formations, intervals, strata and depths covered by the Leases from the surface down to the top of the Rhinestreet Formation (as defined in Section 1.2(a) above), along with any wells, facilities, equipment, pipelines, rights-of-way, and contracts pertaining to such formations, intervals, strata and depths; and

(i) The items described in Exhibit “D” attached hereto.

Section 1.4 Conveyance.

On the date hereof, Trans Energy and American will execute (i) the Assignment, Bill of Sale and Conveyance in substantially the form attached hereto as Exhibit “E” (the “Assignment”), and (ii) all assignments otherwise necessary to convey to American all of Trans Energy’s right, title and interest in and to the Properties.

Section 1.5 Allocation of Liabilities.

(a) Without limiting American’s rights to indemnity under Section 3.1, from and after the Effective Date, American assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Trans Energy, known or unknown, with respect to the Properties, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Date, including but not limited to obligations to:

(i) furnish makeup gas and/or settle imbalances according to the terms of applicable gas sales, processing, gathering or transportation contracts, and to satisfy all other obligations relating to future delivery/payment obligations and/or imbalances;

(ii) pay working interests, royalties, overriding royalties and other interests held in suspense;

(iii) properly plug and abandon any and all Wells, including inactive wells or temporarily abandoned wells, drilled on the Leases or otherwise pursuant to the Properties;

(iv) replug any Well, wellbore, or previously plugged well on the Leases to the extent required or necessary;

(v) dismantle or decommission and remove any equipment, structures, materials, platforms, flowlines, and property of whatever kind related to or associated with operations and activities conducted on the Leases or lands pooled therewith or otherwise pursuant to the Properties;

(vi) clean up, restore and/or remediate the premises covered by or related to the Properties in accordance with applicable agreements and laws; and

(vii) perform all obligations applicable to or imposed on Trans Energy under the Leases, Contracts and related contracts, or as required by laws, rules and regulations (collectively, the “Assumed Liabilities”).

(b) American does not assume any obligations or liabilities of Trans Energy to the extent that they are attributable to or arise out of the ownership, use or operation of the Excluded Items (the “Retained Liabilities”).

ARTICLE 2

REPRESENTATIONS

Section 2.1 Representations by Trans Energy.

(a) Trans Energy is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted. Trans Energy is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Properties.

(b) Trans Energy has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Trans Energy have been duly authorized by all necessary action on the part of Trans Energy, and no further action is necessary on the part of Trans Energy for Trans Energy to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c) Except as set forth in Schedule 2.1(c), the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which Trans Energy is a party do not and will not (i) conflict with, violate or breach any laws, judgment, order or decree binding on Trans Energy, the articles or certificate of incorporation or bylaws of Trans Energy, or any Contract to which Trans Energy is a party or by which it is bound or which is included in the Properties, or (ii) give any party to any of the Contracts to which Trans Energy is a party or by which Trans Energy is bound any right of termination, breach, cancellation, acceleration or modification thereunder.

(d) Trans Energy is aware the Shares have not been registered under the Securities Act of 1933, as amended, or under any state or foreign securities laws. Trans Energy is not an underwriter, as such term is defined under the Securities Act of 1933, as amended, and Trans Energy is acquiring the Shares solely for investment, with no intention to distribute any such Shares to any Person in violation of any state or foreign securities laws.

(e) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN SECTION 2.1 OR IN THE ASSIGNMENT, TRANS ENERGY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO (I) TITLE TO ANY OF THE PROPERTIES, (II) THE EXISTENCE OF ANY PROSPECT OR RECOMPLETION, INFILL OR STEP-OUT OPPORTUNITIES, (III) ANY ESTIMATES OF THE VALUE OF THE PROPERTIES OR FUTURE REVENUES GENERATED BY THE PROPERTIES, (IV) THE PRODUCTION OF HYDROCARBONS FROM THE PROPERTIES, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR (V) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE PROPERTIES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT THE COMPANY SHALL BE DEEMED TO BE OBTAINING THE PROPERTIES IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND AMERICAN REPRESENTS AND ACKNOWLEDGES THAT TRANS ENERGY HAS NOT MADE AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTIES.

Section 2.2 Representations by American.

(a) American is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted. American is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Properties.

(b) American has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by American have been duly authorized by all necessary action on the part of American, and no further action is necessary on the part of American for American to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c) Except as set forth in Schedule 2.2(c), the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which American is a party do not and will not (i) conflict with, violate or breach any laws, judgment, order or decree binding on American, the articles or certificate of incorporation or bylaws of American, or any contract to which American is a party or by which it is bound or which is included in the Properties, or (ii) give any party to any of the contracts to which American is a party or by which American is bound any right of termination, breach, cancellation, acceleration or modification thereunder.

(d) The Shares have been duly authorized and, when issued to Trans Energy on the as part of the consideration for and against the transfer of the Properties, will be validly issued, fully paid and non-assessable and free of pre-emptive rights.

ARTICLE 3

INDEMNIFICATION

Section 3.1 Indemnification of American.

Trans Energy shall indemnify and hold American harmless from and against all damages, liabilities and losses incurred or suffered by American caused by, arising out of or resulting from: (i) the Retained Liabilities, (ii) the misrepresentation, nonfulfillment, or breach by Trans Energy of any representation or warranty contained in this Agreement and (iii) the failure to observe any covenant of Trans Energy contained in this Agreement.

Section 3.2 Indemnification of Trans Energy.

American shall indemnify and hold Trans Energy harmless from and against all damages, liabilities and losses incurred or suffered by Trans Energy caused by, arising out of or resulting from: (i) the Assumed Liabilities, (ii) the misrepresentation, nonfulfillment, or breach by American of any representation or warranty contained in this Agreement and (iii) the failure to observe any covenant of American contained in this Agreement.

Section 3.3 Exclusive Remedy; Survival.

The rights of Trans Energy and American under Section 3.1 and Section 3.2, respectively, shall constitute each of Trans Energy’s and American’s sole and exclusive remedy for money damages for any breach of any representation, warranty, covenant, agreement or obligation of this Agreement or otherwise relating to this Agreement. Except with respect to the representations in Section 2.1(c) and Section 2.2(c), which shall survive and continue in full force and effect until the twelve (12) month anniversary following the Effective Date, all other representations, warranties and covenants contained in this Agreement shall survive indefinitely.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Governing Law.

THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

Section 4.2 Captions.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 4.3 Waivers.

Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 4.4 Assignment.

No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment or delegation made without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.5 Amendment.

This Agreement may be amended or modified only by an agreement in writing executed by both parties.

Section 4.6 Severability.

If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

Section 4.7 Entire Agreement.

This Agreement (including the Exhibits and Schedules hereto), together with the other Assignment, constitute the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous oral or written agreements, representations and warranties, arrangements and understandings relating to the subject matter hereof and thereof.

Section 4.8 Further Assurances.

Upon request from time to time, Trans Energy and American shall execute and/or cause to be executed and delivered such other documents and instruments and shall do other acts that may be reasonably necessary or desirable, to consummate the transactions contemplated hereby and to carry out the intent of this Agreement.

Section 4.8 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

TRANS ENERGY, INC.

John G. Corp, President

AMERICAN SHALE DEVELOPMENT, INC.

John G. Corp, President